Jones Lang LaSalle

Income Property Trust™

Quarterly Report for the period ended December 31, 2013

EXECUTIVE SUMMARY

In the fourth quarter 2013, Jones Lang LaSalle Income Property Trust:

- Paid net of fee quarterly dividend distributions of $0.09593 on Class M shares and $0.08444 on Class A shares[1];
- Reduced portfolio leverage to 45% through the repayment of debt and reduced the weighted-average cost of debt to 4.37%;
- Increased portfolio occupancy to 96%;
- Acquired a portfolio of three industrial properties for $38.7 million;
- Realized modest share appreciation resulting from net increases in underlying property values;
- Sold 15 properties that no longer fit with our long-term investment strategy; and
- Paid 2013 dividend distributions with 100% tax efficiency.

[1] Fees and expenses reduce cash available for distribution. We may pay distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, or offering proceeds. Since the company began operations in 2004, cumulative distributions have been funded by cash flow from operations. Distribution payments are not guaranteed and may be modified at the Company's discretion.

Returns Summary[1]

	Class M	Class A
Q4 Return (Gross)	1.28%	1.18%
Q4 Return (Net)	1.14%	0.93%
2013 YTD Return (Gross)[2]	4.64%	4.55%
2013 YTD Return (Net)[2]	4.19%	3.63%
Since Inception Return (Gross)[3]	5.67%	5.51%
Since Inception Return (Net)[3]	5.23%	4.66%

Dividend Summary

Q4 Dividend per Share (Net)	$0.09593	$0.08444
YTD Dividend per Share (Net)	$0.36410	$0.31773

NAV

NAV per Share[4] (on 12/31/13)	$10.19	$10.17

[1] Past performance is no guarantee of future results. All returns shown in the table are net of Company expenses and advisory fees. Net returns shown are net of applicable class-specific fees.

[2] Year to Date Return for each share class is calculated by adding share price changes with cumulative dividends for that year and dividing the result by the January 1 price.

[3] Since Inception Return is annualized using a geometric linking of monthly returns since October 1, 2012.

[4] NAV is reported based on the fair value of assets less liabilities. Our daily NAV can be found on our website at www.jllipt.com and our toll-free number, 855.652.0277. For important disclosures regarding the Company's performance please refer to the "Notes" section in the back of this letter. Current performance may be higher or lower than the performance quoted herein. The investment return and principal value of an investment will fluctuate so that an investment may be worth more or less than its original cost. No representation or warranty is made as to the efficacy of any particular strategy or the actual returns that may be achieved.

Portfolio Summary

Total Assets (at fair value)[5]	$764 million
Net Asset Value (NAV)	$424 million
Company Leverage Ratio	45%
Number of Properties	24
Total Square Feet & Units	3.9 million Sq. Ft. & 2,015 units
Geographic Diversification	10 States and Canada
Portfolio Occupancy	96%
Average Remaining Lease Term[6]	5.9 years
Investment Strategy	Diversified - Core
Inception Date[7]	October 1, 2012
Tax Reporting	1099-DIV
Minimum Investment	$10,000

[5] Total assets at fair value are reported at pro-rata share for properties with joint ownership.

[6] Average remaining lease term excludes our seven apartment properties as these leases are generally one year in term.

[7] This offering went effective with the SEC on October 1, 2012 at an initial offering price of $10.00 per share.

Unless otherwise noted, JLLIPT portfolio data as of 12/31/2013

For Current Investors Only | Confidential | Distribution or reproduction prohibited | See back panel for important disclosure information

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distributions for the rolling four quarters ending December 31, 2013 generated a net total return of between 3.63% and 4.19% depending on the share class owned. The total return was comprised of a cash return of between 3.14% and 3.59% and an appreciation return of between 0.49% and 0.59%. Capital Raising Since the public offering of our shares began in the fall of 2012 across the Merrill Lynch and U.S. Trust platforms we have seen strong inflows of new capital. Financial Advisors and Portfolio Managers are looking for alternative sources of income and core real estate is well positioned to provide that to their client portfolios. We are very appreciative of the ongoing support and interest we have received for our offering. PORTFOLIO UPDATE Fourth quarter activities in the portfolio continued to move us toward achieving our goals for the year. These goals were to reduce our leverage ratio, acquire new properties to further diversify our holdings, and to strengthen our liquidity and balance sheet. Acquisition Activity In December, we acquired South Seattle Distribution Center, a three-building industrial portfolio totaling approximately 323,000 square feet, located in the downtown South Seattle submarket. This investment is 100% leased to three high- quality tenants and boasts a weighted average remaining lease term of nearly eight years. The total purchase price was approximately $39 million. The acquisition enhances the geographic diversification and growth opportunities within our portfolio. Since quarter end, we have closed on three new acquisitions. On January 17th, we acquired Oak Grove Plaza, a grocery- anchored neighborhood shopping center located in Sachse, Texas. The 120,000 square foot center is 97% leased to 24 tenants. The purchase price was approximately $23 million. On January 22nd, we acquired Grand Prairie Distribution Center, a 277,000 square foot distribution warehouse located in southwest suburban Dallas, Texas, for $17 million. The newly constructed, state-of-the-art building is 100% leased through January 2024. 2 Quarterly Report | December 31, 2013 Distributions On March 28th, May 3rd, August 2nd and again on November 1st, 2013, the Company paid gross dividends of $0.10 per share related to the fourth quarter of 2012 and the first three quarters of 2013. These dividends were paid out to all three share classes but were reduced by class-specific expenses for Class A and M Stockholders. On February 7th, 2014 we paid gross dividends of $0.11 per share related to the fourth quarter of 2013, a 10% increase in our dividend rate from prior quarters. The gross dividend was reduced by class-specific expenses for Class A and M stockholders. The outstanding shares of Class E common stock were converted to Class M common stock on October 1, 2013. As such, there were no outstanding Class E shares as of December 31, 2013. Throughout 2013, we paid distributions to all stockholders of approximately $13.4 million. On March 4, 2014, management recommended and our board of directors approved a dividend declaration of $0.11 per share to stockholders of record on March 28, 2014 to be paid on May 2, 2014 (actual dividends received by Class A and Class M stockholders will be net of class-specific fees). Share Value The NAV per share for our Class A and Class M shares as of December 31st was $10.17 and $10.19, respectively. The NAV of each share class increased slightly this quarter as increasing property valuations had a positive impact of approximately $0.01 per share. As of March 14, 2014, the NAV of our Class A and M shares was $10.30 and $10.33 per share, respectively. The NAV increases are the result of our regular accrual of portfolio income and increased property valuations. There is generally an upward trend in the NAV throughout the quarter as portfolio income is accrued, and then a comparable reduction in NAV occurs for the accrual of that dividend payment on record date. Our property investment portfolio is externally appraised by our independent valuation advisor, Real Estate Research Corporation. Our daily share values are posted on our website (www.jllipt.com) and are available via our stockholder services customer support line at 855.652.0277. COMPANY UPDATE Investment Returns The combination of share appreciation and dividend For Current Investors Only | Confidential | Distribution or reproduction prohibited | See back panel for important disclosure information

Quarterly Report | December 31, 2013

Jones Lang LaSalle
Income Property Trust™

On January 28th, we acquired South Beach Garage, a seven-level parking structure containing 340 parking spaces and 3,350 square feet of street level retail, located in Miami Beach, Florida. The total purchase price was approximately $22 million. The acquisition adds income diversification to the portfolio, providing a potential hedge against inflation with the opportunity for revenue growth through enhanced marketing and operations.

Occupancy

As of December 31, 2013, total portfolio occupancy was 96%, an increase of 3% from Q3 and an increase of 4% from the prior year.

Leverage

Fourth quarter activities brought portfolio leverage into the target range of 30% to 50%. Instrumental in this reduction was the refinancing of five student housing properties. The resulting reduction of outstanding loan balances significantly reduced our near term debt maturities and decreased the interest rate. Company leverage was 45% as of December 31, 2013, down from 63% at the end of 2012. As we pay down our higher rate debt, our weighted-average interest rate continues to decline, from 5.57% at December 31, 2012 to 4.37% at December 31, 2013.

Dispositions

It is also one of our strategic priorities to sell properties that no longer fit our core investment strategy. On October 24, 2013, we sold 13 of the 15 Dignity Health Office Properties for $111 million, retiring the three remaining mortgage loan pools of approximately $61 million.

On October 29, 2013, we sold our 46.5% interest in Legacy Village, our suburban Cleveland life style center, to our joint venture partners for $27 million.

On December 10, 2013, we sold Canyon Plaza, our suburban San Diego office property, for approximately $34 million, transferring the mortgage note payable on the property to the purchaser.

Outlook

Our portfolio was significantly enhanced in 2013 and is well positioned for growth in 2014. We are hopeful to experience a continued successful capital raise in 2014, which will allow us to advance our strategic objectives and further broaden and diversify our portfolio holdings. Our investment goals remain to add more grocery-anchored retail and higher quality industrial properties to the portfolio, while maintaining our relative position in apartments. We will focus on increasing our exposure to eastern and western U.S. major markets to further our geographic diversification within the portfolio. We are very pleased with our accomplishments in 2013 and are confident that we can continue to add value to our portfolio and generate moderate appreciation over time for our stockholders.

Portfolio Diversification

By Property Type


28%
Apartment
20%
Industrial
16%
Retail
36%
Office

By Geographic Region


13%
Midwest
25%
West
39%
South
6%
International
17%
East

CONTACT

We strive to keep you well informed regarding Jones Lang LaSalle Income Property Trust. If you have any questions, please speak to your designated account representative or contact shareholder services at 855.652.0277 between the hours of 8:00 a.m. and 5:00 p.m. central time or via email at jllipt@lasalle.com.

LaSalle Investment Management™
Real estate experience. Investment expertise.

JLL

For Current Investors Only | Confidential | Distribution or reproduction prohibited | See back panel for important disclosure information

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4 This report is current as of the date noted, is solely for informational purposes, and does not purport to address the financial objectives, situation, or specific need of any individual reader. The information contained herein has been obtained from sources believed to be reliable, but we cannot guarantee its accuracy or completeness. Opinions and estimates expressed herein are as of the date of the report and are subject to change without notice. Neither the information nor any opinion expressed represents a solicitation for the purchase or sale of any security. Economic or financial forecasts are inherently limited and should not be relied on as an indicator of future investment performance. Past performance is no guarantee of future results The Company is advised by LaSalle Investment Management, Inc. (“LaSalle”). Notes The returns shown in this document are intended to represent investment results for the Company for the period stated and are not predictive of future results. The returns have been prepared using unaudited quarterly and audited annual data, if available at the time, and valuations of the underlying investments in the Company’s portfolio, which are done or reviewed by our independent valuation advisor. Valuations based upon unaudited or estimated reports from the underlying investments may be subject to later adjustments or revisions. The returns are net of all management fees (e.g. the Fixed and Variable Management Fee) and Company expenses (e.g. administration, organization, legal and accounting fees, and transaction expenses) and include capital gains and other earnings. The year to date return is time-weighted using a geometric linking of quarterly returns. Strategies undertaken by the Company are not intended to track any index and information on indicies is provided for illustrative purposes only. Nothing herein should be construed as a solicitation of clients, or as an offer to sell or a solicitation of an offer to invest in the Company. Such investments may be offered only pursuant to an offering memorandum. Certain information herein has been obtained from public and third party sources and, although believed to be reliable, has not been independently verified and its accuracy, completeness or fairness cannot be guaranteed. Important Risk Disclosure Real Estate Investment Trusts (REITs) involve a significant degree of risk and should be regarded as speculative. They are only made available to qualified investors under the terms of the offering memorandum. The securities of issuers that are principally engaged in the real estate sector may be subject to risks similar to those associated with the direct ownership of real estate. These include: declines in real estate values, defaults by mortgagors or other borrowers and tenants, increases in property taxes and operating expenses, overbuilding, fluctuations in rental income, changes in interest rates, possible lack of availability of mortgage funds or financing, extended vacancies of properties, changes in tax and regulatory requirements (including zoning laws and environmental restrictions), losses due to costs resulting from the clean-up of environmental problems, liability to third parties for damages resulting from environmental problems, and casualty or condemnation losses. In addition, the performance of the local economy in each of the regions in which real estate is located affects occupancy, market rental rates and expenses and, consequently, has an impact on the income from such properties and their underlying values. No investment strategy or risk management technique can guarantee return or eliminate risk in any market environment. Holdings may be highly leveraged and, therefore, more sensitive to adverse business or financial developments. These investments are long-term and unlikely to produce realized income for investors for a number of years. Interests in these investments are not transferable. The holding may be illiquid—very thinly traded or assets for which no market exists. These investments may use leverage, which even on a short-term basis can magnify increases or decreases in the value of the investment. The business of identifying these investment opportunities is competitive. In addition, high fees and expenses may offset the Company’s profits. For complete disclosure of risks related to the Company, please see our Annual Report filed on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and any subsequent Quarterly Reports on Form 10-Q, also filed with the SEC. Important Disclosure Information LaSalle Investment Management is one of the world’s leading real estate investment managers and is a registered investment adviser with the SEC under the Investment Advisers Act of 1940. LaSalle is an indirect wholly-owned subsidiary of Jones Lang LaSalle Incorporated, a global real estate services firm listed on the New York Stock Exchange. This document is being provided on a confidential basis for informational purposes only. Nothing herein is or should be construed as investment, legal or tax advice, a recommendation of any kind, a solicitation of clients, or an offer to sell or a solicitation of an offer to invest in the Company. An investment in the Company may be offered only pursuant to the Company’s confidential offering memorandum or prospectus, subscription document, operating agreement, Privacy Policy and Disclosure and Waiver Letter, as applicable, and other related documents (collectively, the “Offering Package”). The information contained herein is not complete, may not be current, is subject to change, and is subject to, and qualified in its entirety by, the more complete disclosures, risk factors and other terms that are contained in the Offering Package. Certain information herein has been obtained from third party sources and although believed to be reliable, has not been independently verified and its accuracy or completeness cannot be guaranteed. No representation is made with respect to the accuracy, completeness, or timeliness of this document. Prior to investing in the Company, investors must carefully review the Offering Package and acknowledge in writing that they understand the risks associated with such an investment. Prospective investors must complete the subscription document, which requires certification of the investor’s qualifications, including without limitation, the investor’s financial suitability, investment sophistication and experience, and willingness and ability to bear the risks associated with an investment in the Company. Prospective investors should consult their tax and/or legal advisors before making tax-related and/or legal-related investment decisions. This report contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” and other similar terms, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. Copyright © 2014 LaSalle Investment Management, Inc. All rights reserved. No part of this publication may be reproduced by any means, whether graphically, electronically, mechanically or otherwise howsoever, including without limitation photocopying and recording on magnetic tape, or included in any information store and/or retrieval system without prior permission of LaSalle.